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                                                                       Exhibit 5

                       [Letterhead of Faegre & Benson LLP]


                                  March 3, 1999


ReliaStar Financial Corp.
20 Washington Avenue South
Minneapolis, Minnesota  55401


Ladies and Gentlemen:

        We have acted as counsel to ReliaStar Financial Corp., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 of the Company and ReliaStar Financing III, ReliaStar Financing IV, and ReliaStar Financing V, dated the date hereof (the "Registration Statement"), for the proposed registration under the Securities Act of 1933, as amended (the "Securities Act"), of $500 million in aggregate initial offering price of the following securities:

                (A) unsecured debt securities of the Company consisting of debentures, notes and/or other unsecured evidences of indebtedness, which may be senior ("Senior Debt Securities"), senior subordinated ("Senior Subordinated Debt Securities"), or junior subordinated ("Junior Subordinated Debt Securities" and, together with Senior Subordinated Debt Securities, "Subordinated Debt Securities" and the Subordinated Debt Securities together with the Senior Debt Securities, "Debt Securities");

                (B) warrants to purchase Debt Securities ("Debt Warrants");

                (C) shares of preferred stock ("Preferred Stock") of the Company, interests in which may be represented by depositary shares ("Depositary Shares");

                (D) warrants to purchase shares of Preferred Stock or Depositary Shares ("Preferred Stock Warrants"); and

                (E) warrants to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company ("Common Stock Warrants" and, together with Debt Warrants and Preferred Stock Warrants, "Securities Warrants") (Debt Securities, Preferred Stock, Depositary Shares and Securities Warrants are sometimes referred to as "Securities").

        Securities may be offered separately or as part of units with other Securities, in series, in amounts, at prices, and on other terms set forth or to be set forth in the Registration Statement and in the prospectus and in one or more supplements to the prospectus (together, the "Prospectus") constituting a part of the Registration Statement, and Securities may be convertible into Common Stock or other Securities.
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ReliaStar Financial Corp.
March 3, 1999
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        Senior Debt Securities are to be issued under one or more indentures in the form filed as Exhibit 4(e) to the Registration Statement, with appropriate changes and insertions ("Senior Indenture"), to be entered into by the Company and a trustee or trustees to be named by the Company. Senior Subordinated Debt Securities are to be issued under one or more indentures in the form filed as
Exhibit 4(f) to the Registration Statement, with appropriate changes and insertions ("Senior Subordinated Indenture"), to be entered into by the Company and a trustee or trustees to be named by the Company. Junior Subordinated Debt Securities are to be issued under one or more indentures in the form filed as
Exhibit 4(g) to the Registration Statement, with appropriate changes and insertions ("Junior Subordinated Indenture," and together with the Senior Subordinated Indenture, the "Subordinated Indentures"), to be entered into by the Company and a trustee or trustees to be named by the Company.

        Each series of Preferred Stock is to be issued under the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company and a certificate of designations ("Certificate of Designations") to be approved by the Board of Directors of the Company (the "Board"), or a duly authorized committee thereof, and filed with the Delaware Secretary of State (the "Secretary of State") in accordance with the Delaware General Corporation Law (the "Delaware Law"). Common Stock issuable in exchange for or on conversion of any Securities is to be issued under the Certificate of Incorporation.

        Depositary Shares are to be issued under a deposit agreement in the form filed as Exhibit 4(i) to the Registration Statement, with appropriate changes and insertions ("Deposit Agreement"), to be entered into by the Company and a depositary or depositaries to be named by the Company.

        Securities Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4(j), 4(k), and 4(l) to the Registration Statement, with appropriate changes and insertions (respectively, a "Debt Warrant Agreement," a "Preferred Stock Warrant Agreement," and a "Common Stock Warrant Agreement," and each a "Warrant Agreement"), to be entered into by the Company and a warrant agent or agents to be named by the Company.

        Certain terms of Securities to be issued by the Company from time to time will be approved by the Board, or a duly authorized committee thereof, or a duly authorized officer of the Company, as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with the issuance of Securities.

        We have reviewed such corporate records and other documents relating to the Securities, including the Registration Statement, and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

        1. Upon the execution and delivery of a Senior Indenture or a Subordinated Indenture, as the case may be, by the Company and the trustee or trustees thereunder (the "Trustee"), and, in the case of Debt Warrants, upon execution and delivery of a Debt Warrant Agreement by the Company and the warrant agent or agents thereunder (the "Debt Agent"), when Senior Debt Securities, Subordinated Debt Securities, or Debt Warrants, as the case may be, of a particular series have been duly authorized by the Board, or a duly authorized committee
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ReliaStar Financial Corp.
March 3, 1999
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thereof, or a duly authorized officer of the Company, all necessary Corporate
Proceedings will have been taken to authorize the issuance and sale of Debt Securities or Debt Warrants of such series, and when Debt Securities or Debt Warrants of such series are issued and sold as contemplated in the Registration Statement, including a prospectus supplement relating to Debt Securities or Debt Warrants of such series, and duly executed by proper officers of the Company and duly authenticated by or on behalf of the Trustee or duly countersigned by or on behalf of the Debt Agent, as the case may be, such Debt Securities or Debt Warrants will be legally issued, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and, in the case of Debt Warrants, the Debt Warrant Agreement.

        2. Upon designation by the Board, or a duly authorized committee thereof, of the preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereto, of shares of Preferred Stock of a particular series, and, thereafter, upon proper filing under the Delaware Law with the Secretary of State of a Certificate of Designations relating to Preferred Stock of such series, all necessary Corporate Proceedings will have been taken to authorize the issuance and sale of shares of Preferred Stock of such series, and when such shares are issued and sold as contemplated in the Registration Statement, including a prospectus supplement relating to Preferred Stock of such series, such shares will be legally and validly issued, fully paid, and nonassessable.

        3. Upon the execution and delivery of a Deposit Agreement by the Company and the depositary or depositaries thereunder (the "Depositary"), when Depositary Shares of a particular series have been duly authorized by the Board, or a duly authorized committee thereof, or a duly authorized officer of the Company, all necessary Corporate Proceedings will have been taken to authorize the issuance and sale of Depositary Shares of such series, and when Depositary Shares of such series are issued and sold as contemplated in the Registration Statement, including a prospectus supplement relating to Depositary Shares of such series, Depositary Receipts evidencing Depositary Shares of such series have been duly executed and delivered by or on behalf of the Depositary and, if required by any securities exchange on which Depositary Shares of such series may be listed, duly countersigned by or on behalf of a registrar, and shares of Preferred Stock of the applicable series have been duly deposited with the Depositary under the Deposit Agreement, such Depositary Shares will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Deposit Agreement.

        4. Upon the execution and delivery of a Preferred Stock Warrant Agreement, with respect to Preferred Stock or Depositary Shares, or a Common Stock Warrant Agreement, with respect to Common Stock, by the Company and the warrant agent or agents thereunder (the "Stock Agent"), when Preferred Stock Warrants or Common Stock Warrants, as the case may be, of a particular series have been duly authorized by the Board, or a duly authorized committee thereof, or a duly authorized officer of the Company, all necessary Corporate Proceedings will have been taken to authorize the issue and sale of Warrants of such series, and when Warrants of such series are issued and sold as contemplated in the Registration Statement, including a prospectus supplement relating to Warrants of such series, and duly executed by proper officers of the Company and duly countersigned by or on behalf of the Stock Agent, such Warrants will be legally issued, valid and binding obligations of the Company entitled to the benefits of the
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ReliaStar Financial Corp.
March 3, 1999
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Preferred Stock Warrant Agreement or the Common Stock Warrant Agreement, as the
case may be.

        5. If Debt Securities, Preferred Stock, or Depositary Shares are exchangeable for or convertible into shares of Preferred Stock, Depositary Shares or shares of Common Stock, when such shares of Preferred Stock, Depositary Shares, or shares of Common Stock have been duly issued in exchange for or upon conversion of such Debt Securities, Preferred Stock, or Depositary Shares, as the case may be, in accordance with the terms of the applicable Indenture, Certificate of Designations, Deposit Agreement, or other instrument fixing the terms of such exchange or conversion duly authorized by the Board, or a duly authorized committee thereof, or a duly authorized officer of the Company, such shares of Preferred Stock or Common Stock, as the case may be, will be legally issued, fully paid, and nonassessable and, in the case of shares of Common Stock, with Rights to purchase Preferred Stock, as referred to in the Registration Statement, attached thereto, and such Depositary Shares will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Deposit Agreement or such other instrument.

        For purposes of the opinions expressed above in paragraphs 1 through 5, we have assumed that (a) the Registration Statement has become effective under the Securities Act and remains so effective during the offer and sale of the particular Securities; (b) the applicable indenture, if any, pursuant to which the Securities are issued has been qualified under the Trust Indenture Act of 1939, as amended; (c) the sales of all Securities are within the aggregate dollar limitation set forth in the first paragraph hereof; and (d) the terms of any Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company.

        Further, we note that a judgment for money in an action based on a debt security denominated in a foreign currency, currency unit, or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit, or composite currency in which a particular debt security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm wherever appearing therein, including the Prospectus.

                                            Very truly yours,

                                            /s/ Faegre & Benson LLP

                                            FAEGRE & BENSON LLP